EXHIBIT 4.4.5


                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated this 22nd day of April, 1997, is made by and between OLD DOMINION FREIGHT LINE, INC., a Virginia corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Bank"), to the Credit Agreement, dated June 14, 1995, as amended by First Amendment thereto, dated February 2, 1996, by Second Amendment thereto, dated April 29, 1996, and by Third Amendment thereto, dated as of June 15, 1996 (the Credit Agreement as amended, modified, restated or supplemented from time to time, being called the "Credit Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS

         A. Pursuant to the Credit Agreement, the Bank has made available to the Borrower a Revolving Line of Credit in the amount of $15,000,000, and a Letter of Credit Facility in the amount of $17,500,000.

         B. The Borrower has requested that the Bank (i) increase the amount of the Revolving Line of Credit Commitment from the sum of $15,000,000 to the sum of $17,500,000, and (ii) decrease the amount of the Letter of Credit Facility Commitment from the sum of $17,500,000 to the sum of $15,000,000.

         C. The Bank has agreed to such requests, and the Borrower and the Bank have therefore agreed to amend the Credit Agreement as set forth herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Bank hereby agree as follows:

                                    ARTICLE I

                         AMENDMENTS TO CREDIT AGREEMENT

         Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth below, the Credit Agreement is amended as follows:

         1.1 Recitals. The third recital of the Credit Agreement is amended in its entirety to read as follows:

                  "WHEREAS, Bank has agreed to extend financial accommodations for such purposes to Borrower in the form of a (a) $17,500,000 revolving line of credit, which may be increased as evidenced by additional notes executed or to be executed by Borrower to the order of Bank, and (b) $15,000,000 standby letter of credit facility to be made in accordance with, and subject to, the terms and conditions set forth below;".

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         1.2 Defined Terms. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Letter of Credit Facility Commitment" and "Revolving Line of Credit Commitment" in their entirety and by substituting in lieu thereof the following:

                  "Letter of Credit Facility Commitment" shall mean $15,000,000.

                  "Revolving Line of Credit Commitment" shall mean $17,500,000.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Bank that:

         2.1 Acknowledgment of Obligations. As of the close of business on April 7, 1997, the aggregate principal amount of Revolving Loans owing by Borrower is in the sum of $3,200,000, the aggregate amount of Letter of Credit Obligations owing by the Borrower is in the sum of $9,325,500, the aggregate principal amount of loans owing under the $5,000,000 Additional Revolving Credit Note, dated May 3, 1996, is in the amount of $-0-, the aggregate principal amount of loans owing by the Borrower under the $2,000,000 Second Additional Revolving Credit Note, dated June 17, 1996, is in the amount of $-0-, and all such Obligations are owing by the Borrower to the Bank without any defense, deduction, offset or counterclaim of any nature.

         2.2 Compliance with Credit Agreement. As of the date of the execution of this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Loan Documents to be observed or performed by the Borrower.

         2.3 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

         2.4 No Event of Default. No Default or Event of Default exists.

                                   ARTICLE III

                         MODIFICATION OF LOAN DOCUMENTS

         3.1 Loan Documents. Any individual or collective reference to any of the Loan Documents shall hereafter mean such Loan Document as amended by this Amendment, and as further amended, restated and supplemented or modified from time to time, including, without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

                                   ARTICLE IV

                                     GENERAL

         4.1 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement and the other Loan Documents, "hereinafter", "hereto", "hereof", or words of similar import, shall mean the Credit Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

         4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

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         4.3 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

         4.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal by their duly authorized officers to be effective as of the date first above written.

ATTEST:                                     OLD DOMINION FREIGHT LINE, INC.



    JOEL B. MCCARTY                         By:  J. WES FRYE
          Secretary                         Title:  TREASURER

    [CORPORATE SEAL]

                                            FIRST UNION NATIONAL BANK
                                            OF NORTH CAROLINA


                                            By: RICHARD J. RIZZO, JR.
                                            Title: VICE PRESIDENT



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